Exhibit 23.1 – consent of independent registered public accounting firm

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-146574) of Medicure Inc. of our report dated April 26, 2017, with respect to the consolidated financial statements of Medicure Inc., included in this Annual Report (Form 20-F) for the year ended December 31, 2016 filed with the Securities and Exchange Commission.

Winnipeg, Canada,
April 26, 2017	Chartered Professional Accountants